Exhibit 99.1

Contact:	Matt Eichmann
740-549-6067
matt.eichmann@greif.com
Greif Reports Third Quarter 2016 Results
DELAWARE, Ohio (August 31, 2016) – Greif, Inc. (NYSE: GEF, GEF.B), a world leader in industrial packaging products and services, announced third quarter 2016 results. Pete Watson, President and Chief Executive Officer, stated “Greif’s third quarter results reflect improvement across most of our portfolio despite a sluggish industrial economy.  Margins expanded year over year, and we continue to benefit from a strong operational performance in our Rigid Industrial Packaging and Services segment.  This offset market headwinds impacting our Paper Packaging and Services business.  We remain firmly focused on all of those business levers within our control - customer service excellence, disciplined commercial and operational execution and greater financial discipline.  This will provide a pathway toward creating greater value for our customers and shareholders."
Highlights include:

•
Revised fiscal year 2016 Class A earnings per share guidance to $2.36 - $2.56 per share, excluding gains and losses on the sales of businesses, timberland and property, plant and equipment, acquisition costs and restructuring and impairment charges.

•
Net income for the third quarter of 2016 of $46.1 million or $0.78 per diluted Class A share compared to net income of $8.6 million or $0.15 per diluted Class A share for the third quarter of 2015. Earnings per share, excluding the impact of special items[1], was $0.91 per diluted Class A share for the third quarter of 2016 compared to $0.60 per diluted Class A share for the third quarter of 2015.

•
Net sales decreased $85.0 million to $845.0 million for the third quarter of 2016 compared to $930.0 million for the third quarter of 2015. Net sales for the third quarter of 2016, adjusting for the effect of divestitures for both quarters and currency translation for the third quarter of 2016[2], were flat compared to the third quarter 2015. Sales were negatively impacted by weakness in agricultural markets in Europe and North America.

•
Gross profit improved to $176.5 million for the third quarter of 2016 compared to $166.8 million for the third quarter of 2015. Gross profit margin improved to 20.9 percent for the third quarter of 2016 from 17.9 percent for the same period in 2015. The third quarter of 2015 gross profit included a net charge related to the contribution from our Venezuelan operations, which decreased gross profit for the third quarter 2015 by $6.0 million.

•
Operating profit improved $27.4 million and operating profit before special items[1] improved $4.6 million from the third quarter of 2015 to the third quarter of 2016. Operating profit margin before special items[1] improved to 9.9 percent for the third quarter of 2016 from 8.5 percent for the same period in 2015.

•
Cash provided by operating activities increased $0.4 million from the third quarter of 2016 compared to the same period in 2015. Free cash flow[3] improved $12.2 million for the third quarter of 2016 compared to the third quarter of 2015 and long-term debt has decreased $88.0 million since year-end.

1
A summary of all special items that are excluded from the earnings per diluted Class A share before special items and from operating profit before special items is set forth in the Selected Financial Highlights table following the Dividend Summary in this release.

2
A summary of the adjustments for the impact of divestitures and currency translation is set forth in the GAAP to Non-GAAP Reconciliation Net Sales to Net Sales Excluding the Impact of Divestitures and Currency Translation in the financial schedules that are part of this release.

3	Free cash flow is defined as net cash provided by operating activities less cash paid for capital expenditures.

Note: A reconciliation of the differences between all non-GAAP financial measures used in this release with the most directly comparable GAAP financial measures is included in the financial schedules that are a part of this release.

Company Outlook

Our 2016 fiscal year guidance is revised, as set forth below. The Company’s ongoing emphasis on customer service excellence and fundamental operational improvements will more than offset the impacts of a continued sluggish global industrial economy, a challenged containerboard pricing environment for the remainder of the year and weaker than expected seasonal agricultural sales.

Class A Earnings Per Share before Special Items	$2.36 - $2.56
Capital Expenditures	$95 - $110 million
Free Cash Flow	$160 - $190 million
Restructuring Expense	$20 - $30 million
Tax Rate	35 - 38 percent
Note: No reconciliation of the fiscal year 2016 Class A earnings per share guidance, a non-GAAP financial measure which excludes gains and losses on the sales of businesses, timberland and property, plant and equipment, acquisition costs and restructuring and impairment charges is included in this release because, due to the high variability and difficulty in making accurate forecasts and projections of some of the excluded information, together with some of the excluded information not being ascertainable or accessible, we are unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measure without unreasonable efforts. A reconciliation of free cash flow guidance to the most directly comparable GAAP financial measure is set forth in the financial schedules that are part of this release.

Segment Results
Net sales are impacted primarily by the volume of products sold, selling prices, product mix and the impact of changes in foreign currencies against the U.S. Dollar. The tables below show the percentage impact of each of these items on net sales for the third quarter of 2016 as compared to the third quarter of 2015 for the business segments with manufacturing operations. The first table excludes the impact of divestitures while the second is not adjusted for divestitures.

Net Sales Impact - Excluding Divestitures:	Rigid Industrial Packaging & Services	Paper Packaging & Services	Flexible Products & Services
Currency Translation	(9.1)%	—	(2.2)%
Volume	1.8%	2.5%	(8.4)%
Selling Prices and Product Mix	(0.5)%	(4.9)%	(0.1)%
	(7.8)%	(2.4)%	(10.7)%

Net Sales Impact:	Rigid Industrial Packaging & Services	Paper Packaging & Services	Flexible Products & Services
Currency Translation	(8.8)%	—	(2.3)%
Volume	(1.7)%	2.5%	(8.4)%
Selling Prices and Product Mix	(0.3)%	(4.9)%	(1.1)%
	(10.8)%	(2.4)%	(11.8)%
Rigid Industrial Packaging & Services
Net sales decreased $72.2 million to $596.8 million for the third quarter of 2016 compared to $669.0 million for the third quarter of 2015. Excluding the impact of divestitures4, net sales decreased $50.7 million to $596.8 million for the third quarter 2016 compared to $647.5 million for the third quarter 2015, due primarily to the negative impact of currency translation, which included the significant devaluation of the exchange rate used to translate our Venezuelan operations at the beginning of the fourth quarter of 2015, partially offset by increased volumes year over year.
Gross profit was $131.8 million (22.1 percent) for the third quarter of 2016 compared to $120.9 million (18.1 percent) for the third quarter of 2015. Margin improvements in North America, Europe and Asia Pacific were primarily the result of strategic volume and pricing decisions and cost containment efforts. The third quarter of 2015 gross profit included a net charge that decreased gross profit by $6.0 million related to the devaluation of the Venezuelan inventory through costs of products sold of $9.3 million offset by $3.3 million in operational gross profit margin contribution.

Operating profit was $56.7 million for the third quarter of 2016 compared to operating profit of $29.5 million for the third quarter of 2015. The increase was primarily attributable to the same items impacting gross profit, reductions in restructuring costs of $4.7 million and non-cash asset impairment charges of $15.1 million, partially offset by a $5.7 million decrease in gain on disposal of properties, plants, equipment and businesses, net. Operating profit before special items and excluding the impact of divestitures increased to $63.5 million for the third quarter of 2016 from $60.2 million for the third quarter of 2015, due primarily to improvements in gross profit margin and reductions in SG&A expenses.
Paper Packaging & Services
Net sales decreased $4.2 million to $172.5 million for the third quarter of 2016 compared with $176.7 million for the third quarter of 2015. The decrease was primarily due to reductions in the published containerboard index prices that occurred during the first nine months of 2016, partially offset by a shorter annual maintenance shutdown for the mill system and increased output as a result of the Riverville modernization project.
Gross profit was $32.3 million (18.7 percent) for the third quarter of 2016 compared to $35.1 million (19.9 percent) for the third quarter of 2015. The reduction in gross profit margin was due primarily to the decrease in net sales and an increase in input costs, primarily old corrugated container costs.
Operating profit was $19.1 million for the third quarter of 2016 compared with $21.5 million for the third quarter of 2015. The reduction was due to the same factors impacting gross profit.
Flexible Products & Services
Net sales decreased $9.3 million to $69.9 million for the third quarter of 2016 compared with $79.2 million for the third quarter of 2015. Excluding the impact of divestitures, sales decreased $8.1 million for the third quarter of 2016 from the third quarter of 2015 to $76.5 million from $68.4 million, respectively, due primarily to reduced volumes as a result of weak demand in the U.S. market and the negative impact of currency translation.
Gross profit was $10.2 million (14.6 percent) for the third quarter 2016 compared to $8.9 million (11.2 percent) for the third quarter 2015. The margin improvement was due primarily to reduced fixed costs and the impact of strategic volume and pricing decisions.
Operating loss was $5.9 million for the third quarter of 2016 compared to an operating loss of $9.7 million for the third quarter of 2015. Operating loss before special items and excluding the impact of divestitures was $1.1 million for the third quarter of 2016 compared to an operating loss of $4.5 million for the third quarter of 2015. The decrease in the operating loss before special items and excluding the impact of divestitures was primarily related to the same factors impacting gross profit and a reduction in SG&A expense.

Land Management
Net sales increased $0.7 million to $5.8 million for the third quarter of 2016 compared to $5.1 million for the third quarter of 2015 due to increased timber sales during the third quarter 2016 compared to the same period in 2015.
Operating profit was $1.7 million for the third quarter of 2016 compared to $2.9 million for the third quarter of 2015. Operating profit before special items was $1.5 million for the third quarters of 2016 and 2015, respectively.
Income Taxes
Income tax expense for the quarter totaled $3.5 million on pre-tax income of $49.1 million or 7.1%. The application of our annual projected effective tax rate to the quarter's taxable income is impacted by the tax consequences of rebalancing the Company’s global debt, net discrete gains and losses for which there is not a proportionate tax recognized, adjustments to uncertain tax position estimates due to audit settlements and expiration of the statute of limitations on several positions, and the impact of losses in jurisdictions with a valuation allowance, for which the Company receives no tax benefit. The annual effective tax rate projection for the 2016 fiscal year is a range of 35% to 38%.
Dividend Summary
On August 30, 2016, the Board of Directors declared quarterly cash dividends of $0.42 per share of Class A Common Stock and $0.63 per share of Class B Common Stock. Dividends are payable on October 1, 2016, to stockholders of record at the close of business on September 19, 2016.

4
A summary of all adjustments by business segment related to the impact of divestitures and special items that are excluded from net sales, gross profit and operating profit is set forth in the GAAP to Non-GAAP Reconciliation Selected Financial Information Excluding the Impact of Divestitures in the financial schedules that are part of this release.

GREIF, INC. AND SUBSIDIARY COMPANIES
SELECTED FINANCIAL HIGHLIGHTS
UNAUDITED
(Dollars in millions, except per share amounts)

	Three months ended July 31,		Nine months ended July 31,
	2016	2015	2016	2015
Selected Financial Highlights
Net sales	$845.0	$930.0	$2,456.0	$2,748.2
Gross profit	176.5	166.8	501.5	501.8
Gross profit margin	20.9%	17.9%	20.4%	18.3%
Operating profit	71.6	44.2	172.0	160.7
Operating profit before special items	83.9	79.3	221.3	194.2
EBITDA	101.2	78.0	261.2	260.9
EBITDA before special items	113.5	108.2	310.5	289.5
Cash provided by operating activities	100.3	99.9	158.0	73.4
Net income attributable to Greif, Inc.	46.1	8.6	66.4	59.5
Diluted Class A earnings per share attributable to Greif, Inc.	$0.78	$0.15	$1.13	$1.02
Diluted Class A earnings per share attributable to Greif, Inc. before special items	$0.91	$0.60	$1.79	$1.41
Special items
Restructuring charges	$10.2	$16.2	$17.9	$26.7
Acquisition-related costs	—	0.1	0.1	0.3
Timberland gains	—	—	—	(24.3)
Non-cash asset impairment charges	4.1	17.6	44.9	22.3
Gain on disposal of properties, plants and equipment and businesses, net	(2.0)	(8.1)	(13.6)	(0.8)
Impact of Venezuela devaluation of inventory in cost of products sold	—	9.3	—	9.3
Impact of Venezuela devaluation on other income	—	(4.9)	—	(4.9)
Total special items	12.3	30.2	49.3	28.6
Total special items, net of tax and noncontrolling interest	7.5	26.5	38.7	23.2
Impact of total special items, net of tax, on diluted Class A earnings per share attributable to Greif, Inc.	$0.13	$0.45	$0.66	$0.39
	July 31, 2016	October 31, 2015	July 31, 2015	October 31, 2014
Operating working capital[5]	366.1	345.4	439.2	411.3

Note: Other income is not included in operating profit, therefore, the impact of Venezuela devaluation on other income is not applicable to operating profit before special items, but is applicable to EBITDA before special items.

5	Operating working capital represents trade accounts receivable plus inventories less accounts payable.

Conference Call
The Company will host a conference call to discuss the third quarter of 2016 results on September 1, 2016, at 10:00 a.m. Eastern Time (ET). To participate, domestic callers should call 877-201-0168. The Greif ID is 55233371. The number for international callers is 1-647-788-4901. Phone lines will open at 9:30 a.m. ET. The conference call will also be available through a live webcast, including slides, which can be accessed at investor.greif.com by clicking on the Events and Presentations tab and searching under the events calendar. A replay of the conference call will be available on the Company’s website approximately two hours following the call.
About Greif
Greif is a world leader in industrial packaging products and services. The Company produces steel, plastic, fibre, flexible and corrugated containers and containerboard, and provides reconditioning, filling and packaging services for a wide range of industries. Greif also manages timber properties in North America. The Company is strategically positioned in 50 countries to serve global as well as regional customers. Additional information is on the company’s website at www.greif.com.
Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “aspiration,” “objective,” “project,” “believe,” “continue,” “on track” or “target” or the negative thereof and similar expressions, among others, identify forward-looking statements. All forward-looking statements are based on assumptions, expectations and other information currently available to management. Such forward-looking statements are subject to certain risks and uncertainties that could cause the company’s actual results to differ materially from those forecasted, projected or anticipated, whether expressed or implied. The most significant of these risks and uncertainties are described in Part I of the company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2015. The company undertakes no obligation to update or revise any forward-looking statements.
Although the Company believes that the expectations reflected in forward-looking statements have a reasonable basis, the company can give no assurance that these expectations will prove to be correct. Forward-looking statements are subject to risks and uncertainties that could cause the company’s actual results to differ materially from those forecasted, projected or anticipated, whether expressed in or implied by the statements. Such risks and uncertainties that might cause a difference include, but are not limited to, the following: (i) historically, our business has been sensitive to changes in general economic or business conditions, (ii) our operations subject us to currency exchange and political risks that could adversely affect our results of operations, (iii) the current and future challenging global economy and disruption and volatility of the financial and credit markets may adversely affect our business, (iv) the continuing consolidation of our customer base and suppliers may intensify pricing pressure, (v) we operate in highly competitive industries, (vi) our business is sensitive to changes in industry demands, (vii) raw material and energy price fluctuations and shortages may adversely impact our manufacturing operations and costs, (viii) we may encounter difficulties arising from acquisitions, (ix) we may incur additional restructuring costs and there is no guarantee that our efforts to reduce costs will be successful, (x) tax legislation initiatives or challenges to our tax positions may adversely impact our results or condition, (xi) full realization of our deferred tax assets may be affected by a number of factors, (xii) several operations are conducted by joint ventures that we cannot operate solely for our benefit, (xiii) our ability to attract, develop and retain talented and qualified employees, managers and executives is critical to our success, (xiv) our business may be adversely impacted by work stoppages and other labor relations matters, (xv) our pension plans are underfunded and will require future cash contributions, and our required future cash contributions could be higher than we expect, each of which could have a material adverse effect on our financial condition and liquidity, (xvi) we may be subject to losses that might not be covered in whole or in part by existing insurance reserves or insurance coverage, (xvii) our business depends on the uninterrupted operations of our facilities, systems and business functions, including our information technology and other business systems, (xviii) a security breach of customer, employee, supplier or company information may have a material adverse effect on our business, financial condition and results of operations, (xix) legislation/regulation related to environmental and health and safety matters and corporate social responsibility could negatively impact our operations and financial performance, (xx) product liability claims and other legal proceedings could adversely affect our operations and financial performance, (xxi) we may incur fines or penalties, damage to our reputation or other adverse consequences if our employees, agents or business partners violate, or are alleged to have violated, anti-bribery, competition or other laws,
(xxii) changing climate, climate change regulations and greenhouse gas effects may adversely affect our operations and financial performance, (xxiii) the frequency and volume of our timber and timberland sales will impact our financial performance, (xxiv) changes in U.S. generally accepted accounting principles and SEC rules and regulations could materially impact our reported results, (xxv) if the company fails to maintain an effective system of internal control, the company may not be able to accurately report financial results or prevent fraud, and (xxvi) the company has a significant amount of goodwill and long-lived assets which, if impaired in the future, would adversely impact our results of operations. Changes in business results may impact our book tax rates. The risks described above are not all-inclusive, and given these and other possible risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. For a detailed discussion of the most significant risks and uncertainties that could cause our actual results to differ materially from those forecasted, projected or anticipated, see “Risk Factors” in Part I, Item 1A of our most recently filed Form 10-K and our other filings with the Securities and Exchange Commission. All forward-looking statements made in this news release are expressly qualified in their entirety by reference to such risk factors. Except to the limited extent required by applicable law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

GREIF, INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
UNAUDITED
(Dollars and shares in millions, except per share amounts)

	Three months ended July 31,		Nine months ended July 31,
	2016	2015	2016	2015
Net sales	$845.0	$930.0	$2,456.0	$2,748.2
Cost of products sold	668.5	763.2	1,954.5	2,246.4
Gross profit	176.5	166.8	501.5	501.8
Selling, general and administrative expenses	92.6	96.9	280.3	317.2
Restructuring charges	10.2	16.2	17.9	26.7
Timberland gains	—	—	—	(24.3)
Non-cash asset impairment charges	4.1	17.6	44.9	22.3
Gain on disposal of properties, plants and equipment, net	(0.7)	(7.0)	(9.5)	(9.3)
(Gain) loss on disposal of businesses	(1.3)	(1.1)	(4.1)	8.5
Operating profit	71.6	44.2	172.0	160.7
Interest expense, net	19.8	18.4	58.2	56.2
Other (income) expense, net	2.7	(1.6)	7.4	1.0
Income before income tax expense and equity earnings of unconsolidated affiliates, net	49.1	27.4	106.4	103.5
Income tax expense	3.5	18.7	38.2	45.8
Equity earnings of unconsolidated affiliates, net of tax	(0.8)	(0.6)	(0.8)	(0.3)
Net income	46.4	9.3	69.0	58.0
Net (income) loss attributable to noncontrolling interests	(0.3)	(0.7)	(2.6)	1.5
Net income attributable to Greif, Inc.	$46.1	$8.6	$66.4	$59.5
Basic earnings per share attributable to Greif, Inc. common shareholders:
Class A Common Stock	$0.78	$0.15	$1.13	$1.02
Class B Common Stock	$1.18	$0.22	$1.69	$1.51
Diluted earnings per share attributable to Greif, Inc. common shareholders:
Class A Common Stock	$0.78	$0.15	$1.13	$1.02
Class B Common Stock	$1.18	$0.22	$1.69	$1.51
Shares used to calculate basic earnings per share attributable to Greif, Inc. common shareholders:
Class A Common Stock	25.8	25.7	25.7	25.7
Class B Common Stock	22.0	22.1	22.1	22.1
Shares used to calculate diluted earnings per share attributable to Greif, Inc. common shareholders:
Class A Common Stock	25.8	25.7	25.7	25.7
Class B Common Stock	22.0	22.1	22.1	22.1

GREIF, INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED BALANCE SHEETS
UNAUDITED
(Dollars in millions)

	July 31, 2016	October 31, 2015
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$94.3	$106.2
Trade accounts receivable	418.1	403.7
Inventories	288.5	297.0
Other current assets	145.4	201.6
	946.3	1,008.5
LONG-TERM ASSETS
Goodwill	791.0	807.1
Intangible assets	119.8	132.7
Assets held by special purpose entities	50.9	50.9
Other long-term assets	102.9	98.8
	1,064.6	1,089.5
PROPERTIES, PLANTS AND EQUIPMENT	1,173.0	1,217.7
	$3,183.9	$3,315.7
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$340.5	$355.3
Short-term borrowings	55.2	40.7
Current portion of long-term debt	300.3	30.7
Other current liabilities	218.3	220.3
	914.3	647.0
LONG-TERM LIABILITIES
Long-term debt	758.6	1,116.2
Liabilities held by special purpose entities	43.3	43.3
Other long-term liabilities	441.2	449.3
	1,243.1	1,608.8
REDEEMABLE NONCONTROLLING INTEREST	32.3	—
EQUITY
Total Greif, Inc. equity	981.8	1,015.6
Noncontrolling interests	12.4	44.3
	994.2	1,059.9
	$3,183.9	$3,315.7

GREIF, INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(Dollars in millions)

	Three months ended July 31,		Nine months ended July 31,
	2016	2015	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$46.4	$9.3	$69.0	$58.0
Depreciation, depletion and amortization	31.5	31.6	95.8	100.9
Asset impairments	4.1	17.6	44.9	22.3
Other non-cash adjustments to net income	(1.0)	(4.3)	(12.3)	(28.2)
Operating working capital changes	0.3	19.6	(25.8)	(59.8)
Deferred purchase price on sold receivables	(5.0)	(10.2)	(20.2)	(10.8)
Increase (decrease) in cash from changes in other assets and liabilities	24.0	36.3	6.6	(9.0)
Net cash provided by operating activities	100.3	99.9	158.0	73.4
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of businesses, net of cash acquired	—	(1.1)	(0.4)	(1.5)
Collection of subordinated note receivable	—	—	44.2	—
Purchases of properties, plants and equipment	(26.6)	(38.4)	(71.4)	(108.2)
Purchases of and investments in timber properties	(1.2)	(12.8)	(4.7)	(38.2)
Purchases of properties, plants and equipment with insurance proceeds	(0.8)	—	(4.4)	—
Proceeds from the sale of properties, plants and equipment, businesses, timberland and other assets	7.3	14.0	34.7	65.7
Proceeds on insurance recoveries	—	3.4	6.6	3.4
Net cash provided by (used in) investing activities	(21.3)	(34.9)	4.6	(78.8)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from (payments on) debt, net	(37.4)	12.8	(82.0)	121.2
Dividends paid to Greif, Inc. shareholders	(24.7)	(24.8)	(74.0)	(74.0)
Other	(7.9)	(2.4)	(15.2)	(3.8)
Net cash provided by (used in) financing activities	(70.0)	(14.4)	(171.2)	43.4
Effects of exchange rates on cash	(4.3)	(16.3)	(3.3)	(21.4)
Net increase (decrease) in cash and cash equivalents	4.7	34.3	(11.9)	16.6
Cash and cash equivalents, beginning of period	89.6	67.4	106.2	85.1
Cash and cash equivalents, end of period	$94.3	$101.7	$94.3	$101.7

GREIF, INC. AND SUBSIDIARY COMPANIES
FINANCIAL HIGHLIGHTS BY SEGMENT
UNAUDITED
(Dollars in millions)

	Three months ended July 31,		Nine months ended July 31,
	2016	2015	2016	2015
Net sales:
Rigid Industrial Packaging & Services	$596.8	$669.0	$1,721.3	$1,985.3
Paper Packaging & Services	172.5	176.7	498.1	496.3
Flexible Products & Services	69.9	79.2	219.0	249.3
Land Management	5.8	5.1	17.6	17.3
Total net sales	$845.0	$930.0	$2,456.0	$2,748.2
Operating profit (loss):
Rigid Industrial Packaging & Services	$56.7	$29.5	$113.4	$75.5
Paper Packaging & Services	19.1	21.5	64.4	76.7
Flexible Products & Services	(5.9)	(9.7)	(11.9)	(23.8)
Land Management	1.7	2.9	6.1	32.3
Total operating profit	$71.6	$44.2	$172.0	$160.7
EBITDA[6]:
Rigid Industrial Packaging & Services	$77.2	$52.5	$173.5	$145.2
Paper Packaging & Services	27.1	28.7	88.0	98.6
Flexible Products & Services	(5.7)	(6.9)	(9.0)	(17.8)
Land Management	2.6	3.7	8.7	34.9
Total EBITDA	$101.2	$78.0	$261.2	$260.9
EBITDA before special items:
Rigid Industrial Packaging & Services	$84.0	$77.9	$213.4	$194.0
Paper Packaging & Services	27.9	29.6	90.2	100.4
Flexible Products & Services	(0.8)	(1.6)	(0.8)	(12.8)
Land Management	2.4	2.3	7.7	7.9
Total EBITDA before special items	$113.5	$108.2	$310.5	$289.5

6
EBITDA is defined as net income, plus interest expense, net, plus income tax expense, plus depreciation, depletion and amortization. However, because the company does not calculate net income by segment, this table calculates EBITDA by segment with reference to operating profit (loss) by segment, which, as demonstrated in the table of Consolidated EBITDA, is another method to achieve the same result. See the reconciliations in the table of Segment EBITDA.

GREIF, INC. AND SUBSIDIARY COMPANIES
FINANCIAL HIGHLIGHTS BY GEOGRAPHIC REGION
UNAUDITED
(Dollars in millions)

	Three months ended July 31,		Nine months ended July 31,
	2016	2015	2016	2015
Net sales:
United States	$400.3	$431.5	$1,179.0	$1,269.7
Europe, Middle East and Africa	318.9	337.3	905.9	979.5
Asia Pacific and other Americas	125.8	161.2	371.1	499.0
Total net sales	845.0	930.0	2,456.0	2,748.2
Gross profit:
United States	$89.1	$83.9	$260.1	$253.9
Europe, Middle East and Africa	66.0	65.1	169.4	175.8
Asia Pacific and other Americas	21.4	17.8	72.0	72.1
Total gross profit	$176.5	$166.8	$501.5	$501.8
Operating profit (loss):
United States	$47.6	$43.4	$120.2	$114.5
Europe, Middle East and Africa	18.9	12.2	38.9	32.2
Asia Pacific and other Americas	5.1	(11.4)	12.9	14.0
Total operating profit	$71.6	$44.2	$172.0	$160.7

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
OPERATING WORKING CAPITAL
UNAUDITED
(Dollars in millions)

	July 31, 2016	October 31, 2015
Trade accounts receivable	$418.1	$403.7
Plus: inventories	288.5	297.0
Less: accounts payable	340.5	355.3
Operating working capital	$366.1	$345.4

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
CONSOLIDATED EBITDA7
UNAUDITED
(Dollars in millions)

	Three months ended July 31,		Nine months ended July 31,
	2016	2015	2016	2015
Net income	$46.4	$9.3	$69.0	$58.0
Plus: interest expense, net	19.8	18.4	58.2	56.2
Plus: income tax expense	3.5	18.7	38.2	45.8
Plus: depreciation, depletion and amortization expense	31.5	31.6	95.8	100.9
EBITDA	$101.2	$78.0	$261.2	$260.9
Net income	$46.4	$9.3	$69.0	$58.0
Plus: interest expense, net	19.8	18.4	58.2	56.2
Plus: income tax expense	3.5	18.7	38.2	45.8
Plus: other (income) expense, net	2.7	(1.6)	7.4	1.0
Less: equity earnings of unconsolidated affiliates, net of tax	(0.8)	(0.6)	(0.8)	(0.3)
Operating profit	71.6	44.2	172.0	160.7
Less: other (income) expense, net	2.7	(1.6)	7.4	1.0
Less: equity earnings of unconsolidated affiliates, net of tax	(0.8)	(0.6)	(0.8)	(0.3)
Plus: depreciation, depletion and amortization expense	31.5	31.6	95.8	100.9
EBITDA	$101.2	$78.0	$261.2	$260.9

7
EBITDA is defined as net income, plus interest expense, net, plus income tax expense, plus depreciation, depletion and amortization. As demonstrated in this table, EBITDA can also be calculated with reference to operating profit.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
SEGMENT EBITDA8
UNAUDITED
(Dollars in millions)

	Three months ended July 31,		Nine months ended July 31,
	2016	2015	2016	2015
Rigid Industrial Packaging & Services
Operating profit	$56.7	$29.5	$113.4	$75.5
Less: other (income) expense, net	1.1	(1.1)	4.4	0.5
Less: equity earnings of unconsolidated affiliates, net of tax	(0.8)	(0.1)	(0.8)	—
Plus: depreciation and amortization expense	20.8	21.8	63.7	70.2
EBITDA	$77.2	$52.5	$173.5	$145.2
Restructuring charges	6.9	11.6	11.2	20.4
Acquisition-related costs	—	0.1	0.1	0.3
Non-cash asset impairment charges	1.3	16.4	39.8	21.3
(Gain) loss on disposal of properties, plants, equipment and businesses, net	(1.4)	(7.1)	(11.2)	2.4
Impact of Venezuela devaluation of inventory on cost of products sold	—	9.3	—	9.3
Impact of Venezuela devaluation on other (income) expense	—	(4.9)	—	(4.9)
EBITDA before special items	$84.0	$77.9	$213.4	$194.0
Paper Packaging & Services
Operating profit	$19.1	$21.5	$64.4	$76.7
Less: other income, net	—	(0.4)	—	(0.4)
Plus: depreciation and amortization expense	8.0	6.8	23.6	21.5
EBITDA	$27.1	$28.7	$88.0	$98.6
Restructuring charges	1.1	0.5	1.1	1.0
Non-cash asset impairment charges	—	0.3	1.5	0.8
Gain on disposal of properties, plants, equipment and businesses, net	(0.3)	0.1	(0.4)	—
EBITDA before special items	$27.9	$29.6	$90.2	$100.4
Flexible Products & Services
Operating loss	$(5.9)	$(9.7)	$(11.9)	$(23.8)
Less: other (income) expense, net	1.6	(0.1)	3.0	0.9
Less: equity earnings of unconsolidated affiliates, net of tax	—	(0.5)	—	(0.3)
Plus: depreciation and amortization expense	1.8	2.2	5.9	6.6
EBITDA	$(5.7)	$(6.9)	$(9.0)	$(17.8)
Restructuring charges	2.2	4.1	5.6	5.3
Non-cash asset impairment charges	2.8	0.9	3.6	0.2
Gain on disposal of properties, plants, equipment and businesses, net	(0.1)	0.3	(1.0)	(0.5)
EBITDA before special items	$(0.8)	$(1.6)	$(0.8)	$(12.8)
Land Management
Operating profit	$1.7	$2.9	$6.1	$32.3
Plus: depreciation, depletion and amortization expense	0.9	0.8	2.6	2.6
EBITDA	$2.6	$3.7	$8.7	$34.9
Timberland gains	—	—	—	(24.3)
Gain on disposal of properties, plants, equipment and businesses, net	(0.2)	$(1.4)	(1.0)	$(2.7)
EBITDA before special items	$2.4	$2.3	$7.7	$7.9
Consolidated EBITDA	$101.2	$78.0	$261.2	$260.9
Consolidated EBITDA before special items	$113.5	$108.2	$310.5	$289.5

8
EBITDA is defined as net income, plus interest expense, net, plus income tax expense, plus depreciation, depletion and amortization. However, because the company does not calculate net income by segment, this table calculates EBITDA by segment with reference to operating profit (loss) by segment, which, as demonstrated in the table of Consolidated EBITDA, is another method to achieve the same result.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
FREE CASH FLOW9
UNAUDITED
(Dollars in millions)

	Three months ended July 31,		Nine months ended July 31,
	2016	2015	2016	2015
Net cash provided by operating activities	$100.3	$99.9	$158.0	$73.4
Less: Cash paid for capital expenditures	(26.6)	(38.4)	(71.4)	(108.2)
Free Cash Flow	$73.7	$61.5	$86.6	$(34.8)

FREE CASH FLOW FROM VENEZUELA OPERATIONS[10]
	Three months ended July 31,		Nine months ended July 31,
	2016	2015	2016	2015
Net cash provided by (used in) operating activities for Venezuela	$—	$(4.3)	$—	$1.3
Less: Cash paid for capital expenditures for Venezuela	—	—	—	(14.4)
Free Cash Flow for Venezuela	$—	$(4.3)	$—	$(13.1)

FREE CASH FLOW EXCLUDING THE IMPACT OF VENEZUELA OPERATIONS[11]
	Three months ended July 31,		Nine months ended July 31,
	2016	2015	2016	2015
Net cash provided by operating activities excluding the impact of Venezuela operations	$100.3	$104.2	$158.0	$72.1
Less: Cash paid for capital expenditures excluding the impact of Venezuela operations	(26.6)	(38.4)	(71.4)	(93.8)
Free Cash Flow Excluding the Impact of Venezuela Operations	$73.7	$65.8	$86.6	$(21.7)

PROJECTED FREE CASH FLOW[12]
	Forecast Range
	Scenario 1	Scenario 2
Net cash provided by operating activities	$255.0	$300.0
Less: Cash paid for capital expenditures	(95.0)	(110.0)
Free Cash Flow	$160.0	$190.0

9	Free cash flow is defined as net cash provided by operating activities less cash paid for capital expenditures.

10	Free cash flow from Venezuela operations is defined as net cash provided by Venezuela operating activities less cash paid for Venezuela capital expenditures.

11
Free cash flow excluding the impact of Venezuela operations is defined as net cash provided by operating activities, excluding Venezuela’s net cash provided by operating activities, less capital expenditures, excluding Venezuela’s capital expenditures. The information is relevant and presented due to the impact of the devaluation of the Venezuelan currency at the end of the third quarter 2015 from 6.3 bolivars per USD to 199.4 bolivars per USD. The translated value of both the cash provided by operating activities of Venezuela and the cash paid for capital expenditures does not reflect the true economic impact to the company because actual conversion of bolivars to U.S. dollars at the official exchange rate used for the first three quarters of 2015 would not have been possible.

12
The reconciliation includes two scenarios that illustrate our projected free cash flow range for 2016. The amounts used in the reconciliation are subject to many variables, some of which are not under our control and, therefore, are not necessarily indicative of actual results.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
SEGMENT OPERATING PROFIT (LOSS) BEFORE SPECIAL ITEMS13
UNAUDITED
(Dollars in millions)

	Three months ended July 31,		Nine months ended July 31,
	2016	2015	2016	2015
Operating profit (loss):
Rigid Industrial Packaging & Services	$56.7	$29.5	$113.4	$75.5
Paper Packaging & Services	19.1	21.5	64.4	76.7
Flexible Products & Services	(5.9)	(9.7)	(11.9)	(23.8)
Land Management	1.7	2.9	6.1	32.3
Total operating profit	71.6	44.2	172.0	160.7
Restructuring charges:
Rigid Industrial Packaging & Services	6.9	11.6	11.2	20.4
Paper Packaging & Services	1.1	0.5	1.1	1.0
Flexible Products & Services	2.2	4.1	5.6	5.3
Total restructuring charges	10.2	16.2	17.9	26.7
Acquisition-related costs:
Rigid Industrial Packaging & Services	—	0.1	0.1	0.3
Total acquisition-related costs	—	0.1	0.1	0.3
Timberland gains:
Land Management	—	—	—	(24.3)
Total timberland gains	—	—	—	(24.3)
Non-cash asset impairment charges:
Rigid Industrial Packaging & Services	1.3	16.4	39.8	21.3
Paper Packaging & Services	—	0.3	1.5	0.8
Flexible Products & Services	2.8	0.9	3.6	0.2
Total non-cash asset impairment charges	4.1	17.6	44.9	22.3
(Gain) loss on disposal of properties, plants, equipment and businesses, net:
Rigid Industrial Packaging & Services	(1.4)	(7.1)	(11.2)	2.4
Paper Packaging	(0.3)	0.1	(0.4)	—
Flexible Products & Services	(0.1)	0.3	(1.0)	(0.5)
Land Management	(0.2)	(1.4)	(1.0)	(2.7)
Total gain on disposal of properties, plants, equipment and businesses, net	(2.0)	(8.1)	(13.6)	(0.8)
Impact of Venezuela devaluation of inventory on cost of products sold
Rigid Industrial Packaging & Services	—	9.3	—	9.3
Total Impact of Venezuela devaluation of inventory on cost of products sold	—	9.3	—	9.3
Operating profit (loss) before special items:
Rigid Industrial Packaging & Services	63.5	59.8	153.3	129.2
Paper Packaging & Services	19.9	22.4	66.6	78.5
Flexible Products & Services	(1.0)	(4.4)	(3.7)	(18.8)
Land Management	1.5	1.5	5.1	5.3
Total operating profit before special items	$83.9	$79.3	$221.3	$194.2

13
Operating profit (loss) before special items is defined as operating profit (loss), plus restructuring charges plus acquisition-related costs, plus non-cash impairment charges, less timberland gains, less (gain) loss on disposal of properties, plants, equipment and businesses, net, plus the impact of Venezuela devaluation on cost of products sold.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
CLASS A EARNINGS PER SHARE BEFORE SPECIAL ITEMS
UNAUDITED
(Dollars in millions, except for per share amounts)

Three months ended July 31, 2016		Class A
Net Income Attributable to Greif, Inc.	$46.1	$0.78
Less: Gain on disposal of properties, plants, equipment and businesses, net	(1.8)	(0.03)
Plus: Restructuring charges	7.0	0.12
Plus: Non-cash asset impairment charges	2.3	0.04
Net Income Attributable to Greif, Inc. Excluding Special Items	$53.6	$0.91

Three months ended July 31, 2015		Class A
Net Income Attributable to Greif, Inc.	$8.6	$0.15
Less: Gain on disposal of properties, plants, equipment and businesses, net	(5.8)	(0.10)
Less: Venezuela devaluation on other income/expense	(4.9)	(0.08)
Plus: Restructuring charges	11.3	0.19
Plus: Non-cash asset impairment charges	16.6	0.28
Plus: Venezuela devaluation of inventory on cost of products sold	$9.3	0.16
Net Income Attributable to Greif, Inc. Excluding Special Items	$35.1	$0.60

Nine months ended July 31, 2016		Class A
Net Income Attributable to Greif, Inc.	$66.4	$1.13
Less: Gain on disposal of properties, plants, equipment and businesses, net	(10.4)	(0.18)
Plus: Restructuring charges	11.9	0.20
Plus: Non-cash asset impairment charges	37.1	0.64
Plus: Acquisition related costs	0.1	—
Net Income Attributable to Greif, Inc. Excluding Special Items	$105.1	$1.79

Nine months ended July 31, 2015		Class A
Net Income Attributable to Greif, Inc.	$59.5	$1.02
Less: Gain on disposal of properties, plants, equipment and businesses, net	(4.5)	(0.08)
Less: Timberland Gains	(14.9)	(0.25)
Less: Venezuela devaluation on other income/expense	(4.9)	(0.08)
Plus: Restructuring charges	18.4	0.31
Plus: Non-cash asset impairment charges	19.6	0.33
Plus: Acquisition related costs	0.2	—
Plus: Venezuela devaluation of inventory on cost of products sold	$9.3	$0.16
Net Income Attributable to Greif, Inc. Excluding Special Items	$82.7	$1.41
All special items are net of tax and noncontrolling interests

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
SELECTED FINANCIAL INFORMATION EXCLUDING
THE IMPACT OF DIVESTITURES
UNAUDITED
(Dollars in millions)

	Three months ended July 31,			Nine months ended July 31,
	2016	Impact of Divestitures	Excluding the Impact of Divestitures	2016	Impact of Divestitures	Excluding the Impact of Divestitures
Net Sales:
Rigid Industrial Packaging & Services	$596.8	$—	$596.8	$1,721.3	$42.1	$1,679.2
Paper Packaging & Services	172.5	—	172.5	498.1	—	498.1
Flexible Products and Services	69.9	1.5	68.4	219.0	6.5	212.5
Land Management	5.8	—	5.8	17.6	—	17.6
Consolidated	$845.0	$1.5	$843.5	$2,456.0	$48.6	$2,407.4

Gross Profit:
Rigid Industrial Packaging & Services	$131.8	$—	$131.8	$358.5	$3.3	$355.2
Paper Packaging & Services	32.3	—	32.3	105.5	—	105.5
Flexible Products and Services	10.2	0.3	9.9	30.3	1.1	29.2
Land Management	2.2	—	2.2	7.2	—	7.2
Consolidated	$176.5	$0.3	$176.2	$501.5	$4.4	$497.1

Operating Profit (Loss):
Rigid Industrial Packaging & Services	$56.7	$(0.2)	$56.9	$113.4	$(28.2)	$141.6
Paper Packaging & Services	19.1	—	19.1	64.4	—	64.4
Flexible Products and Services	(5.9)	0.1	(6.0)	(11.9)	0.2	(12.1)
Land Management	1.7	—	1.7	6.1	—	6.1
Consolidated	$71.6	$(0.1)	$71.7	$172.0	$(28.0)	$200.0

Operating profit (loss) before special items[14]:
Rigid Industrial Packaging & Services	$63.5	$—	$63.5	$153.3	$0.1	$153.2
Paper Packaging & Services	19.9	—	19.9	66.6	—	66.6
Flexible Products and Services	(1.0)	0.1	(1.1)	(3.7)	0.2	(3.9)
Land Management	1.5	—	1.5	5.1	—	5.1
Consolidated	$83.9	$0.1	$83.8	$221.3	$0.3	$221.0

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
SELECTED FINANCIAL INFORMATION EXCLUDING
THE IMPACT OF DIVESTITURES (CONTINUED)
UNAUDITED
(Dollars in millions)

	Three months ended July 31,			Nine months ended July 31,
	2015	Impact of Divestitures	Excluding The Impact of Divestitures	2015	Impact of Divestitures	Excluding The Impact of Divestitures
Net Sales:
Rigid Industrial Packaging & Services	$669.0	$21.5	$647.5	$1,985.3	$108.4	$1,876.9
Paper Packaging & Services	176.7	—	176.7	496.3	—	496.3
Flexible Products and Services	79.2	2.7	76.5	249.3	11.1	238.2
Land Management	5.1	—	5.1	17.3	—	17.3
Consolidated	$930.0	$24.2	$905.8	$2,748.2	$119.5	$2,628.7

Gross Profit:
Rigid Industrial Packaging & Services	$120.9	$1.1	$119.8	$351.2	$4.6	$346.6
Paper Packaging & Services	35.1	—	35.1	117.0	—	117.0
Flexible Products and Services	8.9	0.5	8.4	26.8	1.8	25.0
Land Management	1.9	—	1.9	6.8	—	6.8
Consolidated	$166.8	$1.6	$165.2	$501.8	$6.4	$495.4

Operating Profit (Loss):
Rigid Industrial Packaging & Services	$29.5	$0.1	$29.4	$75.5	$(23.5)	$99.0
Paper Packaging & Services	21.5	—	21.5	76.7	—	76.7
Flexible Products and Services	(9.7)	0.1	(9.8)	(23.8)	0.4	(24.2)
Land Management	2.9	—	2.9	32.3	—	32.3
Consolidated	$44.2	$0.2	$44.0	$160.7	$(23.1)	$183.8

Operating profit (loss) before special items[14]:
Rigid Industrial Packaging & Services	$59.8	$(0.4)	$60.2	$129.2	$(4.1)	$133.3
Paper Packaging & Services	22.4	—	22.4	78.5	—	78.5
Flexible Products and Services	(4.4)	0.1	(4.5)	(18.8)	0.4	(19.2)
Land Management	1.5	—	1.5	5.3	—	5.3
Consolidated	$79.3	$(0.3)	$79.6	$194.2	$(3.7)	$197.9

Note: The 2015 Acquisitions were completed at the beginning of the fiscal year and are not adjusted because they are fully reflected in both periods.

14
See table contained herein entitled GAAP to Non-GAAP Reconciliation Segment Operating Profit (Loss) Before Special Items for a reconciliation of each segment’s operating profit (loss) before special items.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
NET SALES TO NET SALES EXCLUDING THE IMPACT OF
DIVESTITURES AND CURRENCY TRANSLATION
UNAUDITED
(Dollars in millions)

	Three months ended July 31,
	2016	2015	(Decrease) in Net Sales ($)	(Decrease) in Net Sales (%)
Net Sales	$845.0	$930.0	$(85.0)	(9.1)%
Impact of Divestitures	1.5	24.2
Net Sales excluding the impact of divestitures	$843.5	$905.8
Currency Translation	(60.7)	N/A
Net Sales excluding the impact of divestitures and currency translation	$904.2	$905.8	$(1.6)	(0.2)%

	Nine months ended July 31,
	2016	2015	(Decrease) in Net Sales ($)	(Decrease) in Net Sales (%)
Net Sales	$2,456.0	$2,748.2	$(292.2)	(10.6)%
Impact of Divestitures	48.6	119.5
Net Sales excluding the impact of divestitures	$2,407.4	$2,628.7
Currency Translation	(194.3)	N/A
Net Sales excluding the impact of divestitures and currency translation	$2,601.7	$2,628.7	$(27.0)	(1.0)%

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
RIGID INDUSTRIAL PACKAGING & SERVICES
NET SALES TO NET SALES EXCLUDING THE IMPACT OF
DIVESTITURES AND CURRENCY TRANSLATION
UNAUDITED
(Dollars in millions)

	Three months ended July 31,
	2016	2015	Increase (Decrease) in Net Sales ($)	Increase (Decrease) in Net Sales (%)
Net Sales	$596.8	$669.0	$(72.2)	(10.8)%
Impact of Divestitures	—	21.5
Net Sales excluding the impact of divestitures	$596.8	$647.5
Currency Translation	(59.0)	N/A
Net Sales excluding the impact of divestitures and currency translation	$655.8	$647.5	$8.3	1.3%

	Nine months ended July 31,
	2016	2015	(Decrease) in Net Sales ($)	(Decrease) in Net Sales (%)
Net Sales	$1,721.3	$1,985.3	$(264.0)	(13.3)%
Impact of Divestitures	42.1	108.4
Net Sales excluding the impact of divestitures	$1,679.2	$1,876.9
Currency Translation	(183.7)	N/A
Net Sales excluding the impact of divestitures and currency translation	$1,862.9	$1,876.9	$(14.0)	(0.7)%